EXHIBIT 10.3













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                          STRATEGIC ALLIANCE AGREEMENT
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     THIS AGREEMENT is made as of the 30th day of March 1995 by and between
PacificHealth Laboratories, Inc., a New Jersey corporation (hereinafter referred to as "PHL"), JUNSHI CHEN, T. COLIN CAMPBELL, and the INSTITUTE OF NUTRITION & FOOD HYGIENE (hereinafter referred to as "INFH").

     WHEREAS INFH and Junshi Chen have (1) special relationships with leading Chinese medical and nutrition institutions, (2) special expertise and know how in the use of natural products for the treatment and prevention of disease and maintenance of health, (3) relationships with Chinese clinicians and researchers and (4) expertise and know how in the licensing, research and development of products; and

     WHEREAS PHL desires to enter into an exclusive relationship with INFH and Junshi Chen for the purpose of commercializing products, know how and/or intellectual property as may be described below;

     NOW THEREFORE, in consideration of the premises and other mutual covenants and agreements hereinafter set forth, the parties agree as follows.

     1. INFH will seek out and enter into Exclusive Licensing Agreements with other institutions on a project-by-project basis for non-prescription drugs and medicines, foods, food supplements, nutritional supplements, extracts from naturally derived sources and the know how, intellectual property and technology for developing products derived from natural sources that can be used in the prevention and treatment of disease and


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maintenance of health and well being, (hereinafter the "Products") that can be commercialized outside of China. Any future Products licensed by INFH will be assigned to PHL subject to the terms and conditions of this Agreement.

     2. INFH will seek out and enter into Exclusive Licensing Agreements for Products for, but not limited to, Obesity Management, Sports Enhancement, Stamina Improvement, Sports Recovery/Antifatigue, Female Health (PMS and Estrogen Supplementation), Health Teas, Arthritis, Diabetes Mellitus, Cholesterol Lowering, Cold Prevention, Cold Relief, Antipruritic, Stress Reduction and Improvement in Mental Acuity.

     3. PHL has entered into Exclusive Licensing Agreements with the Institute of Nutrition and Food Hygiene.

     4. All Exclusive Licensing Agreements arranged for PHL must be preapproved by PHL prior to execution by INFH.

     5. INFH will use its best efforts to enter into Exclusive Licensing Agreements for Products from key Chinese medical institutes including, but not limited to, Chinese Academy of Traditional Medicine; Institute of Materia Medica, Chinese Academy of Medical Sciences; Beijing Traditional Chinese Medical University; Beijing Medical University; Capital University of Medical Sciences; and China-Japan Friendship Institute of Clinical Medical Sciences.

     6. PHL will pay royalties to INFH and any other organization designated by INFH for the Net Sales of any Products exported from China, developed in China or based whole or in part


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on extracts from China. "Net Sales" shall mean the compensation which PHL receives from the sale of a product less the sum of the following:

     a.   Product returns

     b.   Discounts allowed and taken

     c.   Promotional discounts, advertising incentives and/or trade allowances

     d.   Federal, state and local sales or excise taxes

     e. Amounts paid or separately invoiced for shipping costs including freight, insurance and special packaging.

     7. No royalty would be paid to INFH on Products licensed, purchased and/or co-marketed from companies outside of China or companies with whom INFH had no direct involvement or Products developed by PHL using only natural ingredients or extracts not available from China.

     8. PHL shall Pay royalties to INFH as follows:

     a. A royalty of 2% shall be paid on annual Net Sales of up to $25 million.

     b. In addition to Paragraph 8.a., a royalty of 1.5% shall be paid on annual Net Sales greater than $25 million but less than $100 million.

     c. For all royalties earned in excess of $25 million but less than $100 million, PHL shall receive a 30% credit. This credit shall be escrowed by PHL and be applied to "Special Services" performed by INFH, institutions or individuals with whom INFH has entered into a licensing agreement. Unused credit shall carry over beyond the year in which it was earned. For purposes of this Agreement, Special Services shall be defined as:

          (1)  Clinical studies/research


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          (2)  Laboratory studies/research

          (3)  Toxicology studies/research

          (4)  Formulation and/or product development

          (5)  Quality control studies/services

          (6) Payment to Chinese consultants for work including, but not limited to, clinical and/or research design, product development, quality control, manufacturing and/or sourcing.

     d. In addition to Paragraphs 8.a. and 8.b., a royalty of 1% shall be paid on annual Net Sales greater than $100 million but less than $200 million. PHL shall receive no credit against any royalties paid on annual Net Sales greater than $100 million.

     e. In addition to Paragraphs 8.a., 8.b. and 8.d., a royalty of 0.5% shall be paid for annual Net Sales greater than $200 million. Appendix 2, for purposes of example only, details royalty payments under four hypothetical Net Sales levels.

     9. If INFH enters into a Exclusive Licensing Agreement for Products with institutions and/or individuals and the Exclusive Licensing Agreement requires payment of fees, royalties or commissions, INFH will have the sole obligation to pay such fees, royalties or commissions so long as PHL meets the terms and conditions outlined in Paragraphs 6, 7, 8, 10, 11, 12 and 13. If by mutual agreement PHL pays such fees, royalties or commissions directly, there will be an offset against royalties owed by PHL to INFH.

     10. No royalty will be paid until the profits of PHL are as follows:


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     (Pretax profits) - (Royalty) - (Loss carry forward) 0.5 - (Taxes) > $0


     11. Within 60 days after the end of each calendar quarter, PHL shall submit to INFH a written report stating Net Sales of all Products which occurred during the preceding calendar quarter.

     12. PHL's obligation to pay royalties and make reports hereunder shall continue as long as it or its successors or permitted assigns shall be making sales of products covered by this Agreement.

     13. PHL shall maintain at its principal office books and records showing transactions subject to this Agreement. Such books and records shall be open for inspection and copying during business hours by INFH or its agents, attorneys, accountants or representative for two (2) years after the fiscal quarter for which they pertain, for the purposes of verifying the accuracy of the reports made by PHL under this Agreement.

     14. Until PHL begins paying royalties, PHL will negotiate on a project basis a fee for any services that may be performed by INFH or institutions or individuals with whom INFH has entered into an Exclusive Licensing Agreement. Until payments of royalties begin, PHL agrees to pay for work performed on a project basis for the following Special Services:

          (1)  Clinical studies/research

          (2)  Laboratory studies/research

          (3)  Toxicology studies/research


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          (4)  Formulation and/or product development

          (5)  Quality control studies/services

          (6) Payment to Chinese consultants for work including, but not limited to, clinical and/or research design, product development, quality control, manufacturing and/or sourcing.

     15. Prior to initiation of any work described in Paragraph 14, INFH will submit to PHL a written estimate for the work performed or services provided for approval by PHL.

     16. For future Products not specified in Paragraph 1 and subject to the exclusions noted in Paragraph 19, PHL shall have the absolute right of first refusal according to the following terms and conditions:

          a. INFH shall present any and all Products that it has either licensed or has the potential to license to PHL.

          b. PHL shall respond in writing to INFH within forty-five (45) days stating whether PHL wishes to license such Products.

          c. If PHL declines to license such Products as may be presented, INFH shall have the right to license such Products to whomever it may choose.

          d. If PHL agrees to license such Products, PHL shall be obligated to sign an Agreement satisfactory to INFH within ninety (90) days after meeting the conditions of Paragraph 16 b.

     17. It is the intention of PHL to seek patent and trademark protection where appropriate for such Products licensed to PHL by INFH. INFH agrees to assign such patents to PHL and agrees to


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assist PHL, as necessary, in the patent and trademark approval process.

     18. PHL may share proprietary and confidential information regarding its operations, financial status, new product development and marketing plans. Parties that are signatories to this Agreement will not disclose such information while this Agreement is in force without the prior written approval of PHL.

     19. While this Agreement is in force, no parties will engage in any activity that is competitive to the business of PHL as defined by the Products, directly own more than 5% of shares in a public company that is competitive to PHL or is directly or indirectly involved in the management of any company competitive to PHL subject to the exclusion that ownership, participation or management by T. Colin Campbell, T. Nelson Campbell, Junshi Chen and Keyou Ge in
(1) activities related to the parenteral personal care products under future agreements with NuSkin International, and (2) to the business of Paracelsian is permitted.

     20. In addition to commercializing the Products, PHL may also engage in other business activities including, but not limited to, contract manufacturing and importation of products into China. INFH will use its best efforts to assist PHL in these endeavors.

     21. INFH and PHL recognize that in the future it may be beneficial to establish a joint venture company in China to assist in the sourcing and manufacturing of the Products.


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     22. This Agreement cannot be assigned by INFH without the written consent of PHL.

     23. This Agreement is the complete, sole and exclusive expression of all of the agreements, understandings, representations, conditions, warranties and covenants made between the parties hereto, and supersedes any prior agreements.

     24. The failure of either party at any time to require performance by the other party of any provision hereof shall not affect in any way the full right to require such performance at any time thereafter. Nor shall the waiver by either party of a breach of any provision hereof be taken or held to be a waiver of the provision itself.

     25. This Agreement shall be construed in accordance with the laws of the State of New Jersey.

     26. This Agreement may be assigned as an entirety by PHL as part of a sale of PHL's entire business, or with a sale of the entire portion of PHL's business to which this Agreement pertains.

     27. This Agreement and all of its provisions shall be binding upon the legal representatives, heirs, distributees, successors and permitted assigns of the parties.

     28. The invalidity, unenforceability or impossibility of any particular provision of this Agreement shall not affect any other provision hereof, and the Agreement shall be construed in all respects as if such invalid unenforceable or impossible provision were omitted.


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     29. Should either party commit any substantial breach of any provision of this Agreement, the Agreement may be terminated by the other party giving notice to the party committing such breach on ninety (90) days notice specifying the breach complained of, provided however that such notice shall not be effective if within ninety (90) days the defaulting party substantially corrects the breach.

     30. Any dispute or controversy arising out of or relating to this Agreement, any document or instrument delivered pursuant to, in connection with, or simultaneously with this Agreement, or any breach of this Agreement or any such document or instrument shall be settled by arbitration to be held in the State of New Jersey in accordance with the rules then in effect of the American Arbitration Association or any successor thereto.

     The arbitrator may grant injunction or other relief in such dispute or controversy and may determine which party shall be responsible for attorneys' fees, costs and other expenses of such arbitration. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction and the Parties irrevocably consent to the jurisdiction of the New Jersey courts for this purpose. Unless determined by the arbitrator, each party shall pay its pro rata share of the costs and expenses of such arbitration and each shall separately pay his own attorneys' fees and expenses.


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     31. Any notice, request, demand, payments or other communication required or permitted hereunder shall be deemed to be properly given when deposited in the United States Mail, Certified, Return Receipt Requested, Postage Pre-paid and Addressed:

          a.   In the case of INFH to
               Keyou Ge
               Director
               Institute of Nutrition & Food Hygiene
               29 Nan Wei Road
               Beijing, PRC 100050
               or to such other person or address as INFH may

furnish to PHL.

          b.   In the case of PHL to
               Robert Portman, PhD
               Chairman
               PacificHealth Laboratories, Inc.
               1460 Route 9 North
               Woodbridge, NJ 07095

               or to such other person or address as PHL may furnish to INFH.

     IN WITNESS WHEREOF, this Agreement was executed as of the date first above written.

/s/ Keyou Ge                                      Date  April 6, 1995
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Keyou Ge, Director
Institute of Nutrition
  & Food Hygiene
29 Nan Wei Road
Beijing, PRC  100050

  /s/ Robert Portman                              Date
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Robert Portman, Ph.D.
Chairman and CEO
PacificHealth Laboratories, Inc.
1460 Route 9 North
Woodbridge, NJ  07095

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  /s/ Junshi Chen                                 Date  April 6, 1995
-------------------------------                         --------------------
Junshi Chen, M.D.

  /s/ T. Colin Campbell                           Date
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T. Colin Campbell, Ph.D.


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APPENDIX 1

Licensing Agreement Between PHL and the Institute of Nutrition and Food Hygiene















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APPENDIX 2

Example of royalties under four hypothetical sales levels

Scenario #1

Company sales - $2 million
Company profitability (as based on formula per Paragraph 12) - 0
Cost of Special Services provided by Chinese - $200,000
Royalty paid to INFH - 0
Credit earned by PacificHealth Laboratories - 0
Payment for Special Services provided by Chinese - $200,000

Total payments for Royalties and Special Services - $200,000

Scenario #2

Company sales - $25 million
Company profitability (as based on formula per Paragraph 12) -
$500,000
Cost of Special Services provided by Chinese - $200,000
Royalty paid to INFH - $500,000
Credit earned by PacificHealth Laboratories - 0
Payment for Special Services provided by Chinese - $200,000

Total payments for Royalties and Special Services - $700,000

Scenario #3

Company sales - $50 million
Company profitability (as based on formula per Paragraph 12) -
$5,000,000
Cost of Special Services provided by Chinese - $200,000
Royalty paid to INFH - $500,000 (2% x $25 million) + $262,500 ([1.5% x $25 million].70)= $762,500
Credit earned by PacificHealth Laboratories - $112,500 ([1.5% x
$25 million].30)
Payment for Special Services provided by Chinese - $200,000 -
$112,500 = $87,500

Total payments for Royalties and Special Services - $850,000

Scenario #4

Company sales - $125 million
Company profitability (as based on formula per Paragraph 12) -
$12,500,000
Cost of Special Services provided by Chinese - $400,000
Royalty paid to INFH - $500,000 (2% x $25 million) + $787,500
([1.5% x $75 million].70) + $250,000 (1% x $25 million) =
$1,537,500


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Credit earned by PacificHealth Laboratories - $337,500 ([1.5% x $75 million].30)
Payment for Special Services provided by Chinese - $400,000 - $337,500 = $62,500

Total payments for Royalties and Special Services - $1,600,000


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